UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2025

MICROBOT MEDICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

288 Grove Street, Suite 388

Braintree, MA 02184

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 875-3605

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MBOT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 6, 2025, Microbot Medical Inc., a Delaware corporation (the “Company”), entered into Securities Purchase Agreements (the “Purchase Agreements”) with institutional investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a registered direct offering priced at-the-market under the rules of The Nasdaq Stock Market (the “Registered Offering”), an aggregate of 4,000,001 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), at an offering price of $1.75 per share, for aggregate gross proceeds from the Offerings (as defined below) of approximately $7.0 million before deducting the placement agent fee (as described in greater detail below) and related offering expenses.

The Purchase Agreements contain customary representations and warranties and agreements of the Company and the Investors and customary indemnification rights and obligations of the parties. Pursuant to the terms of each of the Purchase Agreements, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreements) during the 30-day period following the closing of the Registered Offering.

The Shares were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-275634), which was filed with the Securities and Exchange Commission (the “Commission”) on November 17, 2023, amended on November 30, 2023 and was declared effective by the Commission on December 4, 2023 (the “Registration Statement”), a base prospectus dated December 4, 2023 and a prospectus supplement dated January 6, 2025.

In a concurrent private placement (the “Private Placement” and, together with the Registered Offering, the “Offerings”), the Company agreed to issue to the Investors Series G preferred investment options to purchase up to 8,000,002 shares of Common Stock (the “Series G Warrants”) at an exercise price of $1.75 per share. Each Series G Warrant is exercisable immediately and will expire two years from the initial exercise date. The Series G Warrants and the shares of the Common Stock issuable upon the exercise of the Series G Warrants (the “Series G Warrant Shares”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), were not offered pursuant to the Registration Statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

The Offerings are expected to close on or about January 7, 2025, subject to the satisfaction of customary closing conditions.

A holder (together with its affiliates) may not exercise any portion of the Series G Warrants to the extent that the holder would own more than 4.99% (or, at the purchaser’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise. However, upon at least 61 days’ prior notice from the holder to the Company, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding Common Stock after exercising the holder’s Series G Warrants up to 9.99% of the number of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series G Warrant.

On May 29, 2024, the Company entered into an engagement letter, as amended on January 3, 2025 in connection with the Offerings (as amended, the “Engagement Letter”), with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as the exclusive placement agent for the issuance and sale of securities of the Company pursuant to the Purchase Agreement. As compensation for such placement agent services, the Company has agreed to pay Wainwright an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the Offerings, plus a management fee equal to 1.0% of the gross proceeds received by the Company from the Offerings, a non-accountable expense of $25,000, up to $35,000 for its fees and expenses of legal counsel and $15,950 for clearing expenses. The Company has also agreed to issue to Wainwright or its designees warrants to purchase 200,000 shares of Common Stock (the “Wainwright Warrants” and, together with the Series G Warrants, the “Warrants”). The Wainwright Warrants are exercisable immediately, will expire two years from issuance, and have an exercise price of $2.1875 per share. Further, pursuant to the Engagement Letter, Wainwright is entitled to compensation with respect to any financing of the Company occurring within six months of the termination of the Engagement Letter when such financing is provided by investors whom Wainwright introduced to the Company during the term of the Engagement Letter. Further, pursuant to the Engagement Letter, Wainwright has a right of first refusal to act as sole book-running manager, sole underwriter or sole placement agent with respect to any public offering or private placement of equity, equity-linked or debt securities using an underwriter or placement agent occurring during the twelve-month period following the termination of the Engagement Letter. In addition, upon any exercise for cash of any Series G Warrants issued to investors in the Offering, the Company shall pay Wainwright, within five (5) business days of the Company’s receipt of the exercise price, a cash fee of seven (7.0%) percent of the aggregate gross exercise price paid in cash with respect thereto. Also, upon any exercise for cash of any Series G Warrants issued to investors in the Offering, the Company shall issue to Wainwright (or its designees), within five (5) business days of the Company’s receipt of the exercise price, warrants to purchase that number of shares of Common Stock of the Company equal to five (5.0%) percent of the aggregate number of such shares of Common Stock underlying the preferred investment options that have been so exercised. The Engagement Letter also includes indemnification obligations of the Company and other provisions customary for transactions of this nature.

Neither of the Wainwright Warrants nor the shares of Common Stock issuable upon the exercise of the Wainwright Warrants (the “Wainwright Warrant Shares”) are registered under the Securities Act. The Wainwright Warrants and the Wainwright Warrant Shares were issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act.

The Common Stock is listed on The Nasdaq Capital Market. There is no established trading market for the Warrants, and the Company does not intend to list the Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Warrants may be extremely limited.

The foregoing summaries of the form of Series G Warrant, the form of Wainwright Warrant and the form of Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above related to the Warrants, the Series G Warrant Shares and the Wainwright Warrant Shares is incorporated herein by reference into this Item 3.02.

Item 8.01. Other Events.

On January 6, 2025, the Company issued a press release announcing the Offerings, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Series G Warrant.
4.2	Form of Wainwright Warrant.
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
10.1	Form of Securities Purchase Agreement, dated as of January 6, 2025, by and among the Company and the purchasers party thereto.
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).
99.1	Pricing Press Release.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROBOT MEDICAL INC.

/s/ Harel Gadot
Harel Gadot
Chairman, President and Chief Executive Officer
Date: January 7, 2025